UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 2, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 2, 2010, Medicis Pharmaceutical Corporation (the “Company”) filed a request with the U.S. Food and Drug Administration (“FDA”) to list U.S. Patent No. RE41,134 (the “’134 Reissue Patent”) in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”). The ’134 Reissue Patent covers the Company’s product ZIANA®, a prescription topical gel indicated for the treatment of acne, and specifically claims aqueous topical tretinoin compositions that include polyacrylic acid and antioxidant elements. The ’134 Reissue Patent was issued by the U.S. Patent and Trademark Office (“USPTO”) on February 16, 2010 as a result of an application for reissue of U.S. Patent No. 5,721,275 (the “’275 Patent”), which also covers ZIANA. The Company has rights to the patents pursuant to a license agreement with the owner of the patents. Upon the USPTO’s issuance of the ’134 Reissue Patent, the ’275 Patent was automatically surrendered under applicable law. The Company has also requested that the FDA delist the ’275 Patent from the Orange Book upon the listing of the ’134 Reissue Patent. The expiration date for the ’134 Reissue Patent is in 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary